UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2011

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 26, 2011, Del Monte Foods Company (the “Company”), a Delaware corporation and wholly-owned subsidiary of Blue Acquisition Group, Inc. (“Parent”), merged with and into Del Monte Corporation (the “Subsidiary”), a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger”). The Subsidiary was the surviving corporation of the Merger, and as a result became a direct wholly-owned subsidiary of Parent. The Company was merged out of existence.

Section 8 – Other Events

Item 8.01	Other Events.

The Merger was consummated by the filing of a certificate of ownership and merger, dated as of April 26, 2011 (the “Certificate of Ownership and Merger”), with the Secretary of State of the State of Delaware pursuant to Section 253 of the Delaware General Corporation Law. A copy of the Certificate of Ownership and Merger is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Certificate of Ownership and Merger, dated April 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE FOODS COMPANY

By: /s/ James Potter
Name:	James Potter
Title:	Secretary

Date:  April 26, 2011

INDEX OF EXHIBITS

Exhibit No.	Description
3.1	Certificate of Ownership and Merger, dated April 26, 2011